United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report - July 18, 2005
(Date of Earliest Event Reported)

Carpenter Technology Corporation
(Exact Name of Registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

P.O. Box 14662, Reading Pennsylvania, 19612
(Address of principal executive offices)

Registrant's telephone number, including area code (610) 208-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c)

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective July 18, 2005, Richard Chamberlain, Corporate Controller (principal accounting officer) of Carpenter Technology Corporation, stepped down from that position in anticipation of his retirement, effective August 1, 2005. Effective July 18, 2005, the position of Corporate Controller (principal accounting officer) was filled by Richard Simons. Mr. Simons will also be a Vice President of Carpenter. Mr. Simons, 49, holds a Bachelor's degree in Accounting, an MBA from Rochester Institute of Technology, and is a CPA. He comes to Carpenter after twenty-two years with Hardinge, Inc. of Elmira, New York. For the past eight years Simons has served as Executive Vice President & CFO of Hardinge, which is an independent, global, NASDAQ - traded manufacturer of machine tools. Mr. Simons will serve as Vice President and Corporate Controller at the pleasure of the Board of Directors, the Chief Executive Officer and the Chief Financial Officer of Carpenter.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2005	Carpenter Technology Corporation (Registrant) By: /s/ David A. Christiansen David A. Christiansen Vice President, General Counsel and Secretary